EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Amendment No.1 to Registration Statements No. 333-146273, 333-146273-01 and 33-146273-02 dated December 21, 2007 of our reports dated March 15, 2007, except as to notes 5, 6, 7 and 23, which are as of September 7, 2007, relating to the consolidated financial statements and financial statement schedule of Nortel Networks Corporation (which audit report on the consolidated financial statements expressed an unqualified opinion, includes an explanatory paragraph relating to the restatement of the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Current Report on Form 8-K of Nortel Networks Corporation dated September 10, 2007, and our report dated March 15, 2007 on management’s assessment of the effectiveness of Nortel Networks Corporation’s internal control over financial reporting as of December 31, 2006 and the effectiveness of Nortel Networks Corporation’s internal control over financial reporting as of December 31, 2006 (which report expressed an unqualified opinion on management’s assessment of the effectiveness of Nortel Network Corporation’s internal control over financial reporting and an adverse opinion on the effectiveness of Nortel Networks Corporation’s internal control over financial reporting because of a material weakness) appearing in the 2006 Form 10-K of Nortel Networks Corporation and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
We also consent to the incorporation by reference in this Amendment No.1 to Registration Statements No. 333-146273, 333-146273-01 and 33-146273-02 dated December 21, 2007 of our reports dated March 15, 2007, except as to notes 5, 6, 7 and 22, which are as of September 7, 2007, relating to the consolidated financial statements and financial statement schedule of Nortel Networks Limited (which audit report on the consolidated financial statements expressed an unqualified opinion, includes an explanatory paragraph relating to the restatement of the consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference referring to changes in accounting principles that have a material effect on the comparability of the financial statements) appearing in the Current Report on Form 8-K of Nortel Networks Limited dated September 10, 2007, and our report dated March 15, 2007 on management’s assessment of the effectiveness of Nortel Networks Limited’s internal control over financial reporting as of December 31, 2006 and the effectiveness of Nortel Networks Limited’s internal control over financial reporting as of December 31, 2006 (which report expressed an unqualified opinion on management’s assessment of the effectiveness of Nortel Networks Limited’s internal control over financial reporting and an adverse opinion on the effectiveness of Nortel Networks Limited’s internal control over financial reporting because of a material weakness) appearing in the 2006 Form 10-K of Nortel Networks Limited.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Canada
December 21, 2007

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